Exhibit 99.1


             Mueller Industries, Inc. Reports First Quarter Results


    MEMPHIS, Tenn., April 13 /PRNewswire-FirstCall/ --

    Quarterly Earnings

    Harvey L. Karp, Chairman of Mueller Industries, Inc. (NYSE: MLI), today announced the Company's results for the first quarter of 2004. Earnings for the three months ended March 27, 2004 were 49 cents per diluted share compared with earnings per diluted share of 11 cents for the same period a year ago. Net income for the first quarter was $18.0 million, compared with $3.9 million for the first quarter of fiscal 2003. Net sales for the three months ended March 27, 2004 were $346.0 million, compared with net sales of $232.0 million for the comparable 2003 period.


    Financial and Operating Highlights

    Regarding the first quarter financial results, Mr. Karp said, "Mueller's financial position remains formidable."

     - "Operating income more than tripled to $24.3 million, despite a $3.9 million impairment charge related to the write-down of the Overstreet-Hughes operation.
     - "Pounds of product shipped increased 19 percent to 198 million in the first quarter of 2004 compared with 167 million for 2003.
     - "Our Standard Products Division posted operating earnings of $25.0 million, compared with $7.1 million in 2003. Standard Products Division's net sales were $249.7 million for the quarter, compared with $159.4 million for 2003. Operating results increased on the strength of higher volume and margins.
     - "Our Industrial Products Division posted operating earnings of $3.4 million (after a $3.9 million impairment charge related to Overstreet-Hughes) during the quarter on net sales of $99.8 million, which compares with operating earnings of $4.1 million on net sales of $74.9 for 2003.
     - "As sales increased, and raw material prices escalated, we redeployed more of our cash to inventory and accounts receivable.
     - "Mueller ended the quarter with $208.3 million in cash and virtually no debt.
     - "Our current ratio remains excellent at 5 to 1 and our working capital is $490.1 million.
     - "Capital expenditures totaled $5.1 million during the first quarter of 2004. For the fiscal year 2004, we expect capital expenditures to be in the range of $20 to $25 million.
     - "Stockholders' equity has grown to $834.8 million, or $23.87 per share."

    Business Outlook

    Discussing the outlook, Mr. Karp said, "The business outlook for the rest of the year is promising. The national economy is expanding, the housing industry appears headed for another stellar year, capital spending is gaining momentum and both interest rates and inflation are low."

    Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's SEC filings.

    Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, and Great Britain.

                           MUELLER INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share data)

                                                    For the Quarter Ended
                                                  March 27,         March 29,
                                                    2004              2003
                                                         (Unaudited)

    Net sales                                     $345,959          $232,022

    Cost of goods sold                             281,029           191,915
    Depreciation and amortization                    9,965             9,740
    Selling, general, and administrative expense    26,682            23,296
    Impairment charge                                3,941                 -

    Operating income                                24,342             7,071
    Interest expense                                  (224)             (311)
    Environmental expense                             (169)             (207)
    Other income, net                                2,793               557

    Income from continuing operations before
     income taxes                                   26,742             7,110
    Income tax expense                              (8,782)           (2,650)

    Income from continuing operations               17,960             4,460
    Loss from operation of discontinued operations,
     net of tax                                          -              (539)

    Net income                                     $17,960            $3,921

    Earnings (loss) per share:
      Basic earnings (loss) per share:
        Weighted average shares outstanding         34,658            34,257
          From continuing operations                 $0.52             $0.13
          From discontinued operations                   -             (0.02)
        Basic earnings per share                     $0.52             $0.11

      Diluted earnings (loss) per share:
        Weighted average shares outstanding plus
         assumed conversions                        36,908            36,771
          From continuing operations                 $0.49             $0.12
          From discontinued operations                   -             (0.01)
      Diluted earnings per share                     $0.49             $0.11

                            MUELLER INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                  March 27,        December 27,
                                                    2004               2003
                                                          (Unaudited)
    ASSETS
    Cash and cash equivalents                     $208,332           $255,088
    Accounts receivable, net                       233,641            163,006
    Inventories                                    150,581            140,548
    Other current assets                            18,659             11,713
      Total current assets                         611,213            570,355

    Property, plant, and equipment, net            340,188            345,537
    Other assets                                   134,191            139,292

                                                $1,085,592         $1,055,184

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current portion of long-term debt               $1,960             $2,835
    Accounts payable                                55,519             42,081
    Other current liabilities                       63,626             68,590
      Total current liabilities                    121,105            113,506

    Long-term debt                                  11,386             11,437
    Pension and postretirement liabilities          32,356             31,643
    Environmental reserves                           9,402              9,560
    Deferred income taxes                           65,149             63,734
    Other noncurrent liabilities                    11,221             10,238

      Total liabilities                            250,619            240,118

    Minority interest in subsidiaries                  208                208

    Stockholders' equity                           834,765            814,858

                                                $1,085,592         $1,055,184

                           MUELLER INDUSTRIES, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                     For the Quarter Ended
                                                   March 27,         March 29,
                                                     2004              2003
                                                           (Unaudited)
    Operating activities:
    Net income from continuing operations           $17,960            $4,460
    Reconciliation of net income from continuing
     operations to net cash used in operating
     activities:
      Depreciation and amortization                   9,965             9,740
      Income tax benefit from exercise of stock
       options                                        9,685                 -
      Impairment charge                               3,941                 -
      Equity in loss of unconsolidated subsidiaries   3,272               278
      Deferred income taxes                             108               783
      (Gain) loss on disposal of properties          (5,142)              212
      Minority interest in subsidiaries                   -                38
      Changes in assets and liabilities:
        Receivables                                 (70,032)          (13,518)
        Inventories                                  (9,714)           (2,904)
        Other, net                                    3,579            (5,133)

    Net cash used in operating activities           (36,378)           (6,044)

    Investing activities:
    Capital expenditures                             (5,063)           (6,599)
    Proceeds from sales of properties                 5,173                27
    Purchase of Conbraco Industries, Inc. common stock    -           (10,806)
    Escrowed IRB proceeds                                 -               449

    Net cash provided by (used in) investing activities 110           (16,929)

    Financing activities:
    Dividends paid                                   (3,493)                -
    Acquisition of treasury stock                    (9,320)                -
    Proceeds from the sale of treasury stock          3,259                 -
    Repayments of long-term debt                       (926)           (1,122)

    Net cash used in financing activities           (10,480)           (1,122)

    Effect of exchange rate changes on cash              (8)            1,157

    Decrease in cash and cash equivalents           (46,756)          (22,938)
    Cash provided by discontinued operations              -               252
    Cash and cash equivalents at the beginning of
     the period                                     255,088           217,601

    Cash and cash equivalents at the end of the
     period                                        $208,332          $194,915



SOURCE  Mueller Industries, Inc.
    -0-                             04/13/2004
    /CONTACT: Kent A. McKee of Mueller Industries, Inc., +1-901-753-3208/
    (MLI)

CO:  Mueller Industries, Inc.
ST:  Tennessee
IN:  MNG
SU:  ERN